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                                                                   Exhibit 3.1
                            CERTIFICATE OF AMENDMENT
                                       OF
                   THE RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                   FINANCIAL SERVICES ACQUISITION CORPORATION

         FINANCIAL SERVICES ACQUISITION CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That by a unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at the 1997 Annual Meeting of Stockholders.

         SECOND: That the proposed amendment to the Corporation's Restated Certificate of Incorporation is as follows:

         Article FIRST of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

      "FIRST: The name of the Corporation is Maxcor Financial Group Inc."

         THIRD: That, pursuant to resolutions of its Board of Directors, the 1997 Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         FOURTH: That said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalty of perjury, that this Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date:  June 18, 1997                              /s/ Gilbert Scharf
                                        --------------------------------------
                                        Gilbert Scharf,
                                        Chairman of the Board, Chief Executive
                                        Officer and President
Attest:

   /s/  Roger Schwed
-----------------------
Roger Schwed,
  Assistant Secretary

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